Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IO Biotech, Inc. 2021 Equity and Incentive Plan of IO Biotech, Inc. of our report dated March 31, 2022, with respect to the consolidated financial statements of IO Biotech, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2021 and 2020, filed with the Securities and Exchange Commission.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

February 6, 2023